Exhibit 10.5

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”), is made and entered into as of the __ day of ___________, between Ophthalmic Imaging Systems, Inc., a California corporation (“Corporation”), and ______________ (“Director”).

WHEREAS, Director will be a member of the Board of Directors of Corporation, and in such capacity, will perform a valuable service for Corporation;

WHEREAS, in accordance with the authorization provided by subsections (a)(10) and (a)(11) of Section 204 of the California General Corporation Code, as amended (“Code”), Article Four and Five of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles”) provides that the liability of directors of Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law and authorizes Corporation to provide indemnification to members of its Board of Directors through agreements with such members in excess of the indemnification otherwise permitted by Section 317 of the Code;

WHEREAS, Corporation recognizes that the indemnification provided by this Agreement is of great importance in attracting highly qualified individuals, such as Director, to serve as members of its Board of Directors; and

WHEREAS, in order to induce Director to serve as a member of the Board of Directors of Corporation, Corporation has determined and agreed to enter into this Agreement with Director for the purpose of fully implementing the provisions of Section 204 and Section 317 of the Code and Article Four and Five of the Articles.

NOW, THEREFORE, in consideration of Director’s service as a director after the date hereof, the parties hereto agree as follows:

Section 1.      Indemnity of Director.   Corporation hereby agrees to hold harmless and indemnify Director to the fullest extent authorized by the provisions of Section 317 of the Code, as it may be amended from time to time.

Section 2.      Additional Indemnity.    Subject only to the limitations set forth in Section 3 hereof, Corporation hereby further agrees to hold harmless and indemnify Director:

(a)        against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

(b)       otherwise to the fullest extent as indemnification may be provided to Director by Corporation under the provisions of Article V of the Articles and Sections 204(a)(11) and 317 of the Code.

Section 3.       Limitations on Additional Indemnity.

(a)       No indemnification pursuant to Section 2 hereof shall be paid by Corporation for any of the following:

(i)          to the extent that Director is or has been indemnified or reimbursed pursuant to Section 1 hereof or any Directors and Officers Liability Insurance purchased and maintained by Corporation;

(ii)        with respect to remuneration paid to Director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of applicable law;

(iii)       on account of any suit pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, and amendments thereto or similar provisions of any federal, state or local statutory law in which judgment is rendered against Director for an accounting of profits made from the purchase or sale by Director of securities of Corporation;

(iv)       if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful under applicable law; or

(v)        on account of any action, suit or proceeding (other than a proceeding referred to in Section 8(b) hereof) commenced by the Director against Corporation or against any officer, director or shareholder of Corporation unless authorized in the specific case by action of the Board of Directors;

(b)       In addition to those limitations set forth above in paragraph (a) of this Section 3, no indemnification pursuant to Section 2 hereof in an action brought by or in the right of Corporation for breach of the Directors duties to Corporation and its shareholders shall be paid by Corporation for any of the following:

(i)         on account of Director’s acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, unless Director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(ii)        on account of acts or omissions that Director believes to be contrary to the best interests of Corporation or its shareholders or that involve the absence of good faith on the part of Director;

(iii)       to the extent prohibited by Section 310 of the Code (contracts in which a director has material financial interest);

(iv)       to the extent prohibited by Section 316 of the Code (corporate actions subjecting directors to joint and several liability for prohibited distributions, loans and guarantees); or,

(v)        in any circumstances in which indemnity is expressly prohibited by Section 317 of the Code;

(c)        Notwithstanding the foregoing, Corporation hereby acknowledges that Director may have certain rights to indemnification, advancement of expenses and/or insurance provided by AccelMed, L.P. or its affiliates (“AccelMed”) Corporation hereby agrees that it (i) is, relative to AccelMed, the indemnitor of first resort (i.e., Corporation’s obligations to Director under this Agreement are primary and any duplicative, overlapping or corresponding obligations of AccelMed are secondary), (ii) shall be required to make all advances and other payments under this Agreement, and shall be fully liable therefor, without regard to any rights Director may have against AccelMed, and (iii) irrevocably waives, relinquishes and releases AccelMed from any and all claims against AccelMed for contribution, subrogation or any other recovery of any kind in respect thereof. Corporation further agrees that no advancement or payment by AccelMed on behalf of Director with respect to any claim for which Director has sought indemnification from Corporation shall affect the foregoing and AccelMed shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Director against Corporation. Corporation and Director agree that AccelMed is an express third party beneficiary of the terms of this Section 3(c).

Section 4.      Contribution.     If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Director for any reason other than those set forth in Section 3 (excluding Section 3(b)(v)), then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with Director (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Director in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Director on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Director on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Director on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

Section 5.      Continuation of Obligations.       All agreements and obligations of Corporation contained herein shall continue during the period Director is a director of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Director was a director of Corporation or serving in any other capacity referred to herein.

Section 6.      Notification and Defense of Claim.        Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies Corporation of the commencement thereof:

(a)    Corporation will be entitled to participate therein at its own expense;

(b)   Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Director (such consent not to be unreasonably withheld). After notice from  Corporation to Director of its election to assume the defense thereof, Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by Corporation, (ii) Director shall have reasonably concluded that there may be a conflict of interest between Corporation and Director in the conduct of the defense of such action, or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Director shall have made the conclusion provided for in (ii) above; and

(c)   Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on Director without Director’s written consent. Neither Corporation nor Director will unreasonably withhold or delay its consent to any proposed settlement.

Section 7.       Advancement and Repayment of Expenses.

(a)   In the event that Director employs his or her own counsel pursuant to Section 6(b)(i) through (iii) above, Corporation shall advance to Director, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Director for such expenses; and

(b)   Director agrees that Director will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Director is not entitled, under applicable law, the Articles or the Corporation’s Bylaws or this Agreement, to be indemnified by Corporation for such expenses.

Section 8.       Enforcement

(a)   Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Director to serve as a director of Corporation, and acknowledges that Director is relying upon this Agreement in serving in such capacity.

(b)   In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Director for all of Director’s reasonable fees and expenses in bringing and pursuing such action.

Section 9.     Severability.      Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

Section 10.   Non-Exclusivity of Rights.         The rights conferred on Director by this Agreement shall not be exclusive of any other right which Director may have or hereafter acquire under any statute, provision of the Articles, Corporation’s Bylaws, agreement, vote of shareholders or directors, or otherwise, both as to action in Director’s official capacity and as to action in another capacity while holding office; provided, that this Agreement shall supersede any prior agreements or understandings, both written and oral, between Director and Corporation, with respect to the subject matter hereof; provided, further, that, notwithstanding the foregoing proviso, and in light of the fact that this Agreement is generally intended to provide for indemnification to the fullest extent possible except as prohibited by law, this Agreement shall not be construed to deprive Director of any indemnification permitted by applicable law with respect to an act or omission to which Director would otherwise have been entitled under any such prior agreement. To the extent that a change in the California Code permits greater indemnification by agreement than would be afforded currently under Corporation’s Articles of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that Director shall enjoy by this Agreement the greater benefits so afforded by such change. Corporation will not adopt any amendment to any of the corporate documents the effect of which would be to deny, diminish or encumber Directors’s right to indemnification under this Agreement.

Section 11.   Effective Date.   This Agreement shall apply beginning on Director’s first date of being elected as a director of Corporation.

Section 12.   Governing Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

Section 13.   Binding Effect.  This Agreement shall be binding upon Director and upon Corporation, and their respective successors and assigns, and shall inure to the benefit of Director, his or her heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

Section 14.   Amendment and Termination.    No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

Section 15.   Subrogation.     In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to any right Director may have for recovery of the amounts so paid from any third party. Director agrees to execute all documents required and do all other acts necessary to effect the foregoing provisions and permit Corporation to enforce the rights so subrogated.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

OPHTHALMIC IMAGING SYSTEMS

By:
Name:
Title:

By:
Name:
Title:

DIRECTOR:

Name